                               PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

 [ ] Preliminary proxy statement

 [X] Definitive proxy statement

 [ ] Definitive additional materials

 [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         NEW ALTERNATIVES FUND, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):

 [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
- -----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
- -----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
- -----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
- -----------------------------------------------------------------------------

(2) Form, schedule or registration statement number:
- -----------------------------------------------------------------------------

(3) Filing party:
- -----------------------------------------------------------------------------

(4) Date filed:
- -----------------------------------------------------------------------------








                          NEW ALTERNATIVES FUND, INC.


                150 BROADHOLLOW ROAD, MELVILLE, NEW YORK, 11747


                         NOTICE OF 1996 ANNUAL MEETING


Notice is hereby given that the 1996 Annual meeting of Shareholders (the "meeting" of New Alternatives Fund, Inc. (the "Fund") will be held at *173 West Boathouse Lane, West Bayshore, New York 11706 on September 27, 1996 at 7:30 P.M. for the following purposes:

1. To elect nine Directors to serve for the ensuing year.

2. To consider and act upon a proposal to ratify the Directors selection of Kenneth D. Katz as independent certified public accountant of the Fund for its fiscal year ending December 31, 1996.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. Shareholders who do not expect to attend the meeting in person are REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED form of proxy in the envelope provided. The enclosed proxy is being solicited by the Directors of the Fund.


                             Maurice L. Schoenwald
                             Secretary
Melville, N.Y.
Dated: July 30, 1996


   *FOR INFORMATION ON HOW TO GET THERE; CALL THE OFFICE AT (800) 423-8383

        PROXY STATEMENT        NEW ALTERNATIVES FUND, INC.

         150 BROADHOLLOW ROAD - MELVILLE, NEW YORK, 11747

                           INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Directors of New Alternatives Fund, Inc. (the "Fund"), a New York Corporation, to be voted at the 1996 Annual meeting of Shareholders of the Fund (the "meeting"), to be held at 173 West Boathouse Lane, West Bayshore, New York 11706 on September 27, 1996 at 7:30 P.M. The approximate mailing date of this Proxy Statement is August 6, 1996.

All properly executed Proxies received prior to the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted for the election of all nine nominees for Directors, and for the ratification of the selection of the accountant.

Any proxy may be revoked at any time prior to the exercise thereof by giving notice to the Secretary of the Fund.

The Directors have fixed the close of business on July 30, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held. As of July 30, 1996, the Fund had 1,057,990.626 shares. To the best knowledge of the Fund, there is no owner or beneficial owner of more than five percent of its outstanding shares.

Management of the Fund knows of no business other than that mentioned in the Notice of meeting which will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement.

A complete list of the shareholders of the Fund entitled to vote at the meeting will be available and open to the examination of any shareholder of the Fund for any purpose germane to the meeting during ordinary business hours from and after July 30, 1996, at the office of the Fund, 150 Broadhollow Road, Melville, New York, 11747.

                    ELECTION OF DIRECTORS Item  I

At the meeting, nine Directors will be elected to serve until the next Annual meeting of Shareholders and until their successors are elected and qualified. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of those persons listed below selected by each shareholder on his/her proxy. The proxy provides a place to vote to elect all the nominated Directors.

The proxy also provides a method for denying your vote for one or more existing Directors.

Each nominee listed below has consented to serve as a Director. The Directors of the Fund know of no reason why any of these nominees would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Directors may recommend.

Certain information concerning the nominees is set forth as follows:


                           Age and Principal Occupations                   Director       Shares of nominee owned
  Name and Address            During Past 5 Years                            Since     or beneficially owned at 7/30/96
  -----------------        ---------------------------------               ---------   --------------------------------

  Maurice L.               Age 76, member of New                             1981                    4670.
  Schoenwald *             York (1947) and Florida
  5270 Gulf of             (1978) Bar; Fund Chairman
  Mexico Drive,            and Founder; Secretary of
  Longboat Key,            Accrued Equities, Inc.,
  FL                       former faculty, Hofstra
                           University; author financial pubs.
                           active nautical (sail) interests

  David J.                 Age 46, member of New                             1981                    1512.
  Schoenwald *             York Bar (1980); Fund founder,
  14 Strawberry Lane       President, Secretary-Treasurer
  Huntington, NY           formerly news reporter; now attorney
                           Schoenwald & Schoenwald, P.C.;
                           author of articles on Alternative
                           Energy. David Schoenwald is the son
                           of Maurice L. Schoenwald and President
                           of Accrued Equities,Inc.

 Daniel Wolfson            Age 37; Resource Manager,                         1995                     221.
 HCR 68                    Farm & Wilderness Foundation,
 Woodstock, VT             Plymouth, VT. Develops forest
                           & wildlife habitat for conservation
                           area. B.S. Environmental Studies,
                           Hampshire College: M.S. Resource
                           Management, Antioch University.
                           Expected to become medical student
                           fall of 1996.

 Frank Tylinski            Age 78; Industrial Engineer,                      1983                    1264.
 East Shore Rd.            Retired, President Tylinski
 Great Neck, NY            Tylinkski and Assoc. Inc.,
                           Consultants and distributors of
                           electronic and electrical parts.

 Sharon Reier              Age 48; Former Regional editor                    1981                     678.
 St Augustine              Financial World, formerly
 FL                        staff of Forbes, now free lance writer

                                                                             3









  Dorothy Wayner           Age 58; MBA, Pres. of                             1981                   1117.
  East 58th St.            Dwayner Advertising and
  New York, NY             Publishing, Inc.;President
                           Kaleidoscope Kids, Inc. Member of
                           Advertising Women of New York

  Lee  Clayton             Age 69, R.N, M.S.                                 1981                   1128.
  160 Sweet Hollow Rd      Sierra Club, Nature
  Huntington, NY           Conservancy, Shareholder
                           First shareholder of Fund, Private
                           Investor.

  Arthur G.                Age 73, Admitted to practice                      1981                    207.
  Kaplan                   law:  New York (1951), Oregon
  215 Green Ridge          (1956),District of Columbia
  Lake Oswego, OR          (1959), formerly: Oregon Assistant
                           Attorney General; Assistant Counsel to
                           U.S.Senate Subcommittees; Director
                           of Enforcement (Office of Anti-boycott
                           Compliance),  U.S. Department of
                           Commerce,  retired (1983)

  Dudley Clayton           Age 73,Early education in China;                  1990                   1128.
  160 Sweet Hollow Rd      Bach Ph.; in U.S., Grad.Education
  Huntington, NY           in Horticulture State Univ. at Farming-
                           dale; Retired manager of Pinelawn;
                           active in Mountain Climbing and outdoors;
                           Sierra Club


     * (1) Interested person, as defined in the Investment Company Act of 1940. Maurice L. Schoenwald is Secretary and minority shareholder of Accrued Equities Inc., the Advisor. David Schoenwald is majority shareholder and President of Accrued Equities, Inc.

                                                           Compensation Table
                                                           for Fund Directors
                                                           and Fund Paid Staff
                                                           -------------------
Fund Staff Earning More Than $60,000. from fund.                 :None
Annual Total Compensation of Each Director.                      :$300.00
Income of Directors from other mutual funds.                     :None
Compensation From Fund of Directors part of manager.             :None
Retirement Benefits from Fund for staff or Director.             :None
Pension Benefit from Fund for staff or Director.                 :None
Total Annual Benefit from Fund of any Director
 from any Fund Source.                                           :$300.00
Total Annual Benefit from Fund of any employee
 or officer of Fund including officer Directors.                 :None

Compensation of Directors and Officers. A Three Hundred dollar fee was paid to each "uninterested" director by the Fund for the preceding year. No compensation was paid to the "interested" Directors and Officers. No other compensation is or was paid. Interested officers and directors are paid by the manager. Coach travel expense to a directors meeting which exceeds 500 miles will be paid to the extent that the expense is incurred.

Meetings: The Directors met twice during the preceding fiscal year, the last 1995 meeting was held on September 15, 1995. The Directors met once during the current fiscal year, on June 28, 1996. Votes on all matters were unanimous. There were also informal meetings and telephone discussions. Committees: There is an executive committee consisting of Maurice L. Schoenwald and David Schoenwald. This committee informally consults with the directors and manages administrative matters.

The present Directors were elected by the shareholders at a meeting held on September 15, 1995. There were 651,314 or 67.% of the outstanding shares represented at the meeting and 98.6% or more of those cast were voted for each Director.

Share Ownership: At July 30, 1996, the Directors and Officers of the Fund as a group owned an aggregate of 11,925 shares or 1.1 % of the outstanding shares of the Fund.

      SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                              Item #2

The Directors of the Fund, including all of the Directors who are not interested persons of the Fund, have selected the firm of Kenneth D. Katz P.C., independent certified accountant, to examine the financial statements of the Fund for the fiscal year ending December 31, 1996. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Such appointment is subject to ratification or rejection by the shareholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountant.

Kenneth D. Katz P.C. also acts as independent certified public accountant for Accrued Equities Inc., the advisor and distributor.

Audit services performed by Kenneth D. Katz P.C. during the fiscal year most recently completed included examinations of the financial statements of the Fund, services related to filings with the Securities and Exchange Commission and consultation on matters related to accounting and financial reporting. A fee of $4,015.00 for audit services was paid by the Fund to Kenneth Katz P.C. for the fiscal year ended December 31, 1995. Kenneth D. Katz P.C., C.P.A. maintains offices at 64 North Park Ave., Rockville Center, New York, 11570.

              DATA CONCERNING THE INVESTMENT ADVISOR

Accrued Equities Inc. (the "Investment Manager/Advisor") acts as the investment Manager/advisor for the Fund and provides the Fund with management/advisor services pursuant to an investment advisory agreement (the "Investment Advisory Agreement").The agreement was approved by the directors, including all of the directors who are not interested persons of the Fund, on September 15, 1995. Accrued Equities Inc. has acted as the investment manager/advisor for the Fund since September 3, 1982, when the Fund commenced operations.

In their consideration of this matter, the Directors considered information relating to, among other things:alternatives to Accrued Equities, Inc., the size of the Fund and the contributions of the Fund advisors to operating costs and needs, the quality, extent and value of the services provided to the Fund by Accrued Equities, Inc., comparative data with respect to the advisory and management fees paid by other funds of comparable type and size, the operating expenses and expense ratio of the Fund as compared to such funds, the performance of the Fund as compared to the performance of other comparable socially responsive environmental funds, the special knowledge of alternative energy of Accrued Equities, Inc.(the only fund advisor presently known to concentrate in alternative energy) and data relating to the costs incurred by Accrued Equities Inc. in providing advisory, administrative, processing and other services to the Fund and its shareholders.

Accrued Equities, Inc., a New York corporation, presently provides management and distribution services only to the Fund. For the fiscal year ended December 31, 1995 the advisor received $250,562.73 from the Fund pursuant to the advisory agreement,representing an annual rate of advisory fee of .83% annualized of average net assets. David J. Schoenwald, President and Director of the Fund is the majority shareholder of Accrued Equities and Maurice L. Schoenwald Secretary and Treasurer and Chairman of the Board of Directors of the Fund is a minority shareholder of Accrued Equities, Inc. Accrued Equities, Inc. is the Investment Advisor and principal underwriter of the Fund. Maurice
L. Schoenwald owns directly and beneficially 4670 shares of the fund amounting to .4%. David Schoenwald owns 1512 shares of the fund amounting to .1% of the outstanding shares of the fund as of July 30, 1996.

The Directors have noted that Maurice and David Schoenwald are the founders of the Fund. This is their sole public financial enterprise.

The business address of the Advisor and its principal executive office is 150 Broadhollow Road, Melville, New York 11747.

              TERMS OF INVESTMENT ADVISORY AGREEMENT

The management/advisory Agreement provides that the Investment Advisor shall advise and manage the investment and reinvestment of the assets of the Fund and administer its business and affairs, subject to the overall supervision of the Fund's Board of Directors. The Manager also pays the compensation of such of the Fund's Officers and Directors who are affiliated with the Manager and all advertising and promotional expense.

Under said Agreement, the Manager receives a monthly fee from the Fund at the following annual rates based on the average net assets of the fund at the end of each month:

                 ANNUAL RATE               ASSETS
           1%...................... First $ 10 million
         .75%...................... Amounts over $ 10 million
         0.5%...................... Amounts over $ 30 million
        0.45%...................... Amounts over $ 100 million

In addition to the management/advisory fee, the Fund pays (or may pay) other expenses incurred in its operation including, among others, taxes, brokerage commissions, fees and expense of Directors who are not affiliated with the Advisor, securities registration fees, charges of custodians, price reporting, bookkeeping, accounting, proxy, transfer, dividend disbursing and reinvestment expenses, auditing and legal expenses, the typesetting costs involved in the printing of the Prospectus sent to existing shareowners, costs of shareowners' reports, an equitable portion {if charged} of shareholder services to the extent that such services may be rendered directly by the manager including, staff, office expense, office space, and postage and telephone expense and the cost of corporate meetings. Sales expenses, including the cost of printing prospectii for distribution to non-shareholders are paid for by the Manager.

Under the Management/Advisory Agreement, if total expenses of the Fund for any fiscal year, including the management fee, but excluding interest, taxes, brokerage commissions and extraordinary expenses which may be excluded by state laws, exceed the applicable expense limitation set by state regulations in those states in which the company may make regular sales, the Manager will reduce its compensation by the amount by which such expenses exceed state limitations. The Fund, at present, will not offer its shares in states with expense limits of lower than two percent (2%) of net asset value.

The Management/advisory Agreement must be approved each year either by (a) vote of the Board of Directors of the Fund, including a majority of the independent directors, or (b) a vote of the shareowners. Any changes in the terms of the Management Agreement must be approved by the shareowners. The Management Agreement may be terminated upon its assignment. In addition, the Management Agreement is terminable at any time without penalty by the Board of Directors of the Fund or by a vote of the holders of a majority of the Fund's outstanding shares (as defined above) on sixty (60) days' notice to the Manager and by the Manager on sixty (60) days' notice to the Fund.

The Manager receives no remuneration from any broker through whom shares are purchased and, no benefit except published reports from the broker and from other published sources, which are furnished without charge. It is believed that the same materials are available to any customer of the broker on request. This data is furnished to the manager by mail, fax or telephone. The aggregate of brokerage commissions paid by the fund for the purchase and sale of portfolio securities for the year ending December 31 1995 was $106,616.

             DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS:

On September 23, 1981 the Fund entered into a principal distribution agreement with Accrued Equities, Inc. with respect to the continuous offering of shares of the Fund. Accrued Equities, Inc. has acted as the distributor since that time. On September 15, 1995, the Directors, including all the non-interested Directors, approved the continuance of the Distribution Agreement, and approved amendment thereof, waiving sales charges for certain classes of charitable institutions and clients the of investment advisors.

                     PENDING LITIGATION AND LEGAL MATTERS
                                    -None-


                            ADDITIONAL INFORMATION

The expense of printing, and mailing of the proxy and notice of proxy will is borne by the Fund. In order to obtain the necessary quorum at the meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund.

It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

The most recent annual report, December 31, 1995 and the existing by-laws are incorporated here by reference. Copies will be sent promptly and without charge to shareholders upon a request by phone (800) 423-8383 or by mail to the Fund at 150 Broadhollow Road, Melville, N.Y. 11747.

The funds most recent semi-annual or annual report is available to shareholders upon request.

               PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the fund must be received by the Fund for inclusion in its proxy statement and form of proxy relating to that meeting by April 1, 1997.

                                   By order of the Directors
Dated: July 30, 1996:              Maurice L. Schoenwald,  Secretary
Melville, New York

         {THIS IS YOUR BALLOT FORM - PLEASE COMPLETE, SIGN AND RETURN}

                          NEW ALTERNATIVES FUND, INC.
                             150 BROADHOLLOW ROAD
                             MELVILLE, N.Y. 11747

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

We prefer that you mark appropriate boxes in dark ink with an "X".

The undersigned shareholder hereby appoints David J. Schoenwald and Maurice L. Schoenwald as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on this form all shares owned directly and or beneficially of New Alternatives, Fund, Inc.(the Fund) held of record by the undersigned on the 30th of July 1996 at the annual meeting of shareholders of the Fund to be held on 27th September, 1996 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 [ALL DIRECTORS] , 2, AND 3.

1. ELECTION OF DIRECTORS

A.  For all nominees listed below                        {  }

B.  Withhold authority to vote for all the
nominees listed below                                    {  }

C.  For all nominees, except those whose names
which are stricken out by striking a line
through the nominee's name in the list below.            {  }

Maurice L. Schoenwald - David J Schoenwald - Daniel Wolfson - Lee Clayton - Arthur G. Kaplan - Frank Tylinski - Sharon Reier - Dorothy Wayner -
Dudley Clayton

2. Proposal to ratify the selection of Kenneth D. Katz P.C., C.P.A. as the independent certified public accountant for the Fund

FOR       AGAINST       ABSTAIN

{  }        {  }           {  }

                         Please Turn Over and Complete

3. In the discretion of the said named proxies to vote upon such other business as may properly come before the meeting or any adjournment thereof.

==============================================================================

Please sign exactly as your name appears on the mailing. When shares are held by joint tenants both should sign. When signing as an attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                        Dated :................., 1996


             X...................................    Account #.........
                         Signature


             X...................................
                     Signature if held jointly

PLEASE REMEMBER TO SIGN, DATE AND RETURN THE PROXY, USING THE ENCLOSED
ENVELOPE.








                     REMEMBER TO VOTE AND MAIL